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                                                                      Exhibit 99


Media contacts:                                Investor Relations:
  CheckFree Corporation                          CheckFree Corporation
  Laurinda Wilson                                Jim Douglass
  (770) 840-1608                                 (770) 840-1217
  laurinda_wilson@atl.checkfree.com              jim_douglass@atl.checkfree.com

                     CHECKFREE ANNOUNCES RECORD REVENUE AND
                       OPERATING RESULTS FOR THIRD QUARTER

ATLANTA (April 28, 1998) CheckFree Holdings Corporation (NASDAQ:CKFR) today announced quarterly revenues of $61.8 million for the third quarter ended March 31, 1998 compared to $50.2 million for the same period in the prior year. For the nine months ended March 31, 1998, the Company reported revenues of $170.4 million, compared to $121.4 million for the same period in the prior year.

Excluding a non-cash charge related to the vesting of warrants issued in connection with the Integrion alliance and a gain on disposition of assets related to the sale of the Item Processing software business, the Company reported net income of $57,000 for the quarter, or zero cents per share, compared to a net loss of $4.8 million, or ten cents per share for the same period in the prior year. Including the non-cash charge related to the Integrion warrants and the gain on disposition of assets, the Company reported a net loss for the quarter of $17.5 million, or 32 cents per share, compared to a net loss of $142.9 million, or $2.83 per share for the same period in the prior year.

For the nine months ended March 31, 1998, excluding the non-cash charge related to the Integrion warrants, a gain on asset dispositions, exclusivity amortization and a charge for purchased in-process research and development, the Company reported a net loss of $4.4 million, or eight cents per share, compared to a net loss of $17.9 million, or 40 cents per share for the same period in the prior year. Including the non-cash Integrion warrant charge, the gain on dispositions, exclusivity amortization and purchased in-process research and development, the Company reported a net loss on a year-to-date basis of $9.5 million, or 17 cents per share, compared to a net loss of $155.9 million, or $3.50 per share for the same period in the prior year.

"I am extremely pleased with the financial results we've been able to achieve this quarter," said Peter J. Kight, chairman and chief executive officer of CheckFree. "We hit our first profitable quarter as a publicly held company right on schedule, and we believe it is just the beginning of the rewards our employees and shareholders can expect as we prepare for the next generation of financial electronic commerce services." Mr. Kight added, "During the quarter, we completed our fiscal 1999 planning process and expect to achieve revenue of $265 to $270 million, and earnings per share of 32 cents for fiscal year 1999. The 1999 plan assumes the completion of the previously announced software divestiture by June 30, 1998, and revenue growth of 35 percent over fiscal year 1998."

CheckFree currently has agreements with more than 350 financial institutions to provide banking and electronic billing and payment processing services. At March 31, 1998, with the Integrion alliance, more than 2.4 million home banking and bill payment subscribers were relying on CheckFree for behind-the-scenes processing, an increase of 60 percent over the prior year and an eight percent sequential increase over December 31, 1997.

CHECKFREE EXPANDS RELATIONSHIP WITH INTUIT TO BECOME THE EXCLUSIVE PROVIDER OF BILL PRESENTMENT AND PAYMENT FOR QUICKEN SOFTWARE AND WEB SITE

Through an 18-month agreement, CheckFree will be the exclusive provider of electronic bill presentment and payment processing for Intuit's Quicken personal financial management software and Quicken.com Web site. Since December 1997, Quicken 98 for Windows customers have been able to both receive and pay their bills with a click of the mouse, enabled by CheckFree's behind-the-scenes processing. Later this year, electronic bill presentment will also be incorporated into Quicken.com (www.quicken.com), a leading personal finance Web site. After receiving and processing billing information from its corporate customers, CheckFree will forward bill summary data to Quicken.com subscribers via the World Wide Web. Customers will log on to the site directly, or be directed there by their bank-branded Quicken 98 software package, and view and pay their bills electronically.

"A year and a half ago, we began our relationship with Intuit with the purchase of their processing business," said Kight. "This acquisition marked a milestone in CheckFree's history - making us the leading provider of payment processing to financial institutions. With the recent announcement to be the exclusive provider of electronic bill presentment and payment processing for Quicken, we are now clearly leading the emerging market of bill presentment."

INTEGRION UPDATE

In March, CheckFree completed the Integrion outsourcing agreement that results in CheckFree processing for the former Visa Interactive business acquired by Integrion. In addition, Integrion continues to migrate banks to its IFS platform
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while it completes the seamless integration with CheckFree's processing engine.
Currently, NationsBank and Bank One are live with customers on the IFS system. PNC, Michigan National and Washington Mutual are in implementation and will be live later this year, as well as another 4 Integrion banks that have committed to full implementation in 1998. Banks using IFS will be the first to offer their customers fully integrated electronic banking, billing, and payment services developed by CheckFree and Integrion.

GENESIS PLATFORM CONSOLIDATION

Genesis is a three-phase infrastructure project to maximize operating effectiveness for remittance processing, data center costs and electronic banking and bill payment. Completed ahead of schedule, the newly developed processing engine is in production at high volumes with traffic from numerous sources including NationsBank, Chase and Key Bank.

The second phase of the Genesis project -- creating a single, centralized, state-of-the-art data center is nearly complete. Most recently, the Austin data center was moved to the new Atlanta center, moving nearly one million customers 950 miles. By June 30, Columbus will be moved to the new center, completing the data consolidations approximately three months ahead of schedule.

During the quarter, the company also completed development of the new online systems for banking and bill payment. Beta testing for these applications will be conducted during the fourth quarter and customers will begin to be migrated to the new platform in the second half of the calendar year.

HIGHLIGHTS OF THE QUARTER

April 20, 1998 - CheckFree sells cash management and wire transfer business units to Fundtech Ltd. for $18.25 million.

April 1, 1998 - CheckFree announces plans to divest seven of its software products to enhance the company's focus on core businesses in electronic commerce products and services. The products include: cash management, wire transfer, leasing, item processing, imaging, mortgage and safe box accounting.

March 24, 1998 - CheckFree sells item processing unit to Houston-based CONIX Systems, Inc.

March 11, 1998 - Integrion and CheckFree sign agreement for processing partnership, whereby CheckFree assumed management of the Herndon, Va.-based company's operations to handle bill payment fulfillment and customer service to approximately 50 of Integrion's financial institution customers.

March 4, 1998 - CheckFree launches CheckFree Trade RECONTM, a Windows-based client/server solution for global cash and securities reconciliation.

February 23, 1998 - CheckFree E-Bill receives 1998 Marketing Award for Excellence (MAX), sponsored by Georgia State University's College of Business Administration and the Atlanta Business Chronicle. The award honors the outstanding product, service and marketing innovations developed in Georgia during the previous year.

January 29, 1998 - CheckFree and Harris Bank of Chicago form strategic ACH business alliance to process the bank's 45 million ACH transactions conducted per year.

January 28, 1998 - Home Depot replaces its reconciliation system with CheckFree RECON-PlusTM for Windows for automating reconciliation for its 609 stores nationwide.

January 13, 1998 - CheckFree and CUNA Mutual Group launch electronic billing and payment program to allow CUNA Mutual's policyholders to receive and pay their premiums on the Internet via CheckFree E-BillSM.

Founded in 1981, CheckFree (www.checkfree.com) is the leading provider of electronic commerce services, software and related products for more than 2.4 million consumers, 1,000 businesses and 850 financial institutions. CheckFree designs, develops and markets services that enable its customers to make electronic payments and collections, automate paper-based recurring financial transactions and conduct secure transactions on the Internet.

Certain of the Company's statements in this news release contain forward-looking statements, including the statements regarding projections of future revenues and profitability (4th paragraph), incorporation of CheckFree's bill presentment technology into quicken.com (6th paragraph), CheckFree's lead in the emerging market of bill presentment (7th paragraph), implementation of additional Integrion clients (8th paragraph) and expected completion of the Genesis project (10th paragraph). These forward-looking statements involve risks and uncertainties, including without limitation the timely implementation of existing bank processing agreements, the ability of the Company to sell its processing services to additional banks, the acceptance of the Company's electronic banking and bill payment services by financial institutions, businesses and their customers, the acceptance of the Company's applications software, services and related products by financial institutions, the impact of competitive services and products, the effect of any future acquisitions
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or divestitures, and the timely development and acceptance of new electronic commerce services and products, as well as the various risks inherent in the Company's business and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including Form 10-K for the year ended June 30, 1997. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

                                       ###
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
                             CHECKFREE HOLDINGS CORPORATION AND SUBSIDIARIES
                              Consolidated Condensed Results of Operations
                                               (Unaudited)
                                  (In thousands, except per share data)
                                                     Three Months Ended            Nine Months Ended
                                                          March 31,                    March 31,
                                                     1998           1997          1998           1997
Revenues:
     Processing and servicing                      $ 42,147      $  30,293      $115,093      $  72,658
     License fees                                     8,116          8,181        21,411         21,675
     Maintenance fees                                 6,644          7,300        19,904         15,654
     Other                                            4,843          4,414        13,945         11,368
       Total Revenues                                61,750         50,188       170,353        121,355

Expenses:
     Cost of processing, servicing and support       34,213         30,357        94,332         75,784
     Research and development                         9,360          8,556        26,157         22,527
     Sales, marketing and royalties                   6,692          8,868        22,002         21,278
     General and administrative                       5,215          3,923        15,748         12,924
     Depreciation and amortization                    6,264          6,697        19,380         18,013
     In process research and development                 --        140,000           719        140,000
     Charge for stock warrants                       32,409             --        32,409             --
     Exclusivity amortization                            --          2,994         2,963          2,994
       Total Expenses                                94,153        201,395       213,710        293,520

Net gain on disposition of assets                     3,080          6,250        28,449          6,250
Loss from operations                                (29,323)      (144,957)      (14,908)      (165,915)
Interest, net                                           752            250         1,866          1,132
Loss before income taxes                            (28,571)      (144,707)      (13,042)      (164,783)
Income tax benefit                                  (11,031)        (1,851)       (3,581)        (8,876)
Net loss                                           $(17,540)     $(142,856)     $ (9,461)     $(155,907)

Basic and diluted earnings per share:
     Net loss per common share                     $  (0.32)     $   (2.83)     $  (0.17)     $   (3.50)
     Weighted average number of shares               55,281         50,499        54,989         44,511

Supplemental reconciliation of net
     income (loss) and income (loss)
     per share:
       Loss before income taxes                    $(28,571)     $(144,707)     $(13,042)     $(164,783)
       Exclusivity amortization                          --          2,994         2,963          2,994
       In process research and development               --        140,000           719        140,000
       Charge for stock warrants                     32,409             --        32,409             --
       Net gain on disposition of assets             (3,080)        (6,250)      (28,449)        (6,250)
       Adjusted income (loss) before
         income taxes                                   758         (7,963)       (5,400)       (28,039)

Income tax expense (benefit)                            701         (3,153)       (1,011)       (10,178)

Net Income (loss) excluding
     exclusivity amortization, in process
     research and development, charge for
     stock warrants and net gain on
     disposition of assets                         $     57      $  (4,810)     $ (4,389)     $ (17,861)

     Net income (loss) per
       common share, excluding exclusivity
       amortization, in process research and
       development, charge for stock warrants
       and net gain on disposition of assets       $   0.00      $   (0.10)     $  (0.08)     $   (0.40)

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                 CHECKFREE HOLDINGS CORPORATION AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheets
                                   (Unaudited)
                                 (In thousands)

                                                    March 31,    June 30,
                                                      1998         1997
Current assets:
     Cash, cash equivalents, and investments        $ 63,973     $ 36,516
     Accounts receivable, net                         31,285       44,507
     Assets held for sale                             25,216           --
     Other current assets                              9,854        5,200
       Total current assets                          130,328       86,223
Deferred income taxes                                 11,105        3,063
Property and equipment, net                           45,965       44,027
Capitalized software and intangible assets, net       43,414       83,540
Other                                                  7,066        6,983
     Total assets                                   $237,878     $223,836

Current liabilities:
     Accounts payable, accrued
       liabilities and other                        $ 28,469     $ 40,293
     Deferred revenues                                25,358       26,498
       Total current liabilities                      53,827       66,791
Long-term obligations, less current portion            6,748        8,401
Net stockholders' equity                             177,303      148,644
     Total liabilities and stockholders' equity     $237,878     $223,836